     As filed with the Securities and Exchange Commission on June 7, 1996
                                                 Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                           REGISTRATION STATEMENT ON
                                  FORM S-8
                       UNDER THE SECURITIES ACT OF 1933


                         YONKERS FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)

             Delaware                                 13-3870836
   (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   incorporation or organization)

  6 Executive Plaza, Yonkers, New York                10701-9858
(Address of principal executive offices)              (Zip Code)

       THE YONKERS SAVINGS AND LOAN ASSOCIATION, FA 401(K) SAVINGS PLAN
                           (Full title of the plan)

                            Kip A. Weissman, P.C.
                            Jane K. Storero, P.C.
                      Silver, Freedman & Taff, L.L.P.
     (a limited liability partnership including professional corporations)
                           7th Floor, East Tower
                          1100 New York Avenue, NW
                            Washington, DC  20005
                  (Name and address of agent for service)

                               (202) 414-6100
        (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
===============================================================================
                                      Proposed      Proposed
                                      maximum        maximum
                        Amount        offering     aggregate      Amount of
Title of securities      to be         price        offering     registration
to be registered      registered     per share       price            fee
- -------------------------------------------------------------------------------
Common Stock,
$.01 par value          10,000       $10.00(2)    $100,000(2)        $100.00
                       shares(1)

Interests in The
Yonkers Savings
and Loan
Association,FA
401(k) Savings Plan       (3)           (3)           (3)              (3)
- -------------------------------------------------------------------------------

(1) Estimated maximum aggregate number of shares of Yonkers Financial Corporation common stock purchased and purchasable with employer and employee contributions under the Plan during the next two years.
(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, at $10.00 per share, which was the closing price of the common stock of Yonkers Financial Corporation on June 3, 1996 as reported on the NASDAQ National Market System.
(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in The Yonkers Savings and Loan Association, FA 401(k) Savings Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents previously or concurrently filed by Yonkers Financial Corporation (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's latest prospectus dated February 12, 1996 filed pursuant to Rule 424(b) of the Securities Act (File No. 33-81013) on February 27, 1996;

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 0-27716) filed pursuant to Rule 13a-13 of the Exchange Act;

(c) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by audited financial statements contained in the prospectus referred to in Item 3(a) above;

(d) the description of the common stock, par value $.01 per share, of the Registrant contained in the Registrant's Registration Statement on Form 8-A (File No. 0-27716) filed with the Commission on February 6, 1996 and all amendments thereto or reports filed for the purpose of updating such description; and

(e) the Plan's Annual Report on Form 11-K for the plan year ended December 31, 1995.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, Yonkers Financial Corporation, 6 Executive Plaza, Yonkers, New York 10701-9858, telephone number (914) 968-4500.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Section Eleven of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Section Eleven also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith;
(ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or
(ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

     Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

                                                              Reference to
                                                             Prior Filing or
Regulation S-K                                                Exhibit Number
Exhibit Number                     Document                  Attached Hereto
- -------------------------------------------------------------------------------
     4            Instruments Defining the Rights of
                  Security Holders, Including Indentures:

                   Certificate of Incorporation of Yonkers
                   Financial Corporation. . . . . . . . . . .        *

                   Bylaws of Yonkers Financial Corporation. .        *

                   The Yonkers Savings and Loan
                   Association, FA 401(k) Savings Plan. . . .        *

    5              Opinion of Silver, Freedman & Taff,
                   L.L.P. . . . . . . . . . . . . . . . . . .        5

    23            Consents of Experts and Counsel:

                   Consent of KPMG Peat Marwick llp,
                   certified public accountants . . . . . . .       23.1

                   Consent of Silver, Freedman & Taff,
                   L.L.P. . . . . . . . . . . . . . . . . . .       23.2

    24            Power of Attorney . . . . . . . . . . . . .    Contained on
                                                                Signature Page
- ------------------------
* Filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-81013) filed with the Commission on December 29, 1995 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

    The Company hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.   Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Yonkers, State of New York, on June 7, 1996.

                                     YONKERS FINANCIAL CORPORATION



                                By:  /s/ Richard F. Komosinski
                                     ------------------------------------------
                                     Richard F. Komosinski, Director and
                                     President (Duly Authorized Representative)

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard F. Komosinski and Joseph D. Roberto, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date as indicated.



/s/ Richard F. Komosinski                /s/ William G. Bachop
- ------------------------------------    --------------------------------------
Richard F. Komosinski, Director         William G. Bachop, Director and
and President (Principal Executive      Chairman of the Board
and Operating Officer)

Date:  June 7, 1996                     Date:  June 7, 1996

/s/ P. Anythony Sarubbi                 /s/ William F. Ramsey
- ------------------------------------    ---------------------------------------
P. Anthony Sarubbi, Vice Chairman of    William F. Ramsey, Director and
the Board and Director                  Senior Vice President

Date:  June 7, 1996                     Date:  June 7, 1996




/s/ Charles D. Lohrfink                 /s/ Eben T. Walker
- ------------------------------------    ---------------------------------------
Charles D. Lohrfink, Director           Eben T. Walker, Director

Date:  June 7, 1996                     Date:  June 7, 1996




/s/ Michael J. Martin                   /s/ Joseph D. Roberto
- ------------------------------------    ---------------------------------------
Michael J. Martin, Director             Joseph D. Roberto, Vice President
                                        and Treasurer (Principal Financial
                                        and Accounting Officer)

Date:  June 7, 1996                     Date:  June 7, 1996

                                  SIGNATURES

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees or other persons who administer the employee benefit plan, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York on June 7, 1996.

                                            THE YONKERS SAVINGS AND LOAN
                                            ASSOCIATION, FA 401(k) SAVINGS
                                            PLAN ADMINISTRATIVE COMMITTEE



                                      By:   /s/ Richard F. Komosinski
                                            -----------------------------------
                                            Richard F. Komosinski



                                      By:   /s/ Joseph D. Roberto
                                            -----------------------------------
                                            Joseph D. Roberto



                                      By:   /s/ Sara Vinchkoski
                                            -----------------------------------
                                            Sara Vinchkoski


                                            COMMUNITY BANK, N.A., TRUSTEE



                                     By:   /s/ Barry S. Kublin
                                           ------------------------------------
                                           Name:    Barry S. Kublin
                                           Title:   Vice President

                                 EXHIBIT INDEX

                                                             Reference to
                                                           Prior Filing or
                                                           Page Number in
                                                             Sequentially
                                                               Numbered
Exhibit                                                      Registration
Number                                                         Statement
- ------------------------------------------------------------------------------
  4       Instruments Defining the Rights of Security
          Holders, Including Indentures:

             Certificate of Incorporation of Yonkers
             Financial Corporation                                 *

             Bylaws of Yonkers Financial Corporation               *

             The Yonkers Savings and Loan Association, FA
             401(k) Savings Plan                                   *

  5          Opinion of Silver, Freedman & Taff, L.L.P.         Page 11

           Consents of Experts and Counsel:

  23         Consent of KPMG Peat Marwick llp                   Page 12

             Consent of Silver, Freedman & Taff, L.L.P.         Page 13

  24         Power of Attorney                                Contained on
                                                             signature page.
________________________
* Filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-81013) filed with the Commission on December 29, 1995 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.